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                                                                  Exhibit 10.12

                                   May 7, 1996




Mr. John J. Hayes
c/o Bloomingdale's by Mail, Ltd.
919 Third Avenue
3rd Floor
New York, NY  10022


Dear John:

On behalf of DM Management, I am pleased to offer you the position of Executive Vice President of Marketing for DM Management in accordance with the following:

- - Your annual salary will be $175,000, paid to you on a biweekly basis. You will report directly to Gordon Cooke, President and C.E.O. Your start date will be May 16, 1996.
- - Upon completion of one month of employment, you will receive a one-time sign-on bonus of $22,500.
- - You will be eligible for participation in the corporate bonus program at 30 percent of your annual salary. This bonus is payable on a seasonal basis: 15 percent fall and 15 percent spring. Of the total potential bonus payout of $52,500, for which you are eligible, we will guarantee a minimum payment of $20,000 on or before July 1, 1997.
- - You will receive options on 70,000 shares of DM Management Common Stock, which will be based on the current fair market value on the day the DM Board of Directors votes its approval.
- - You will be eligible for the full range of company benefits described in the information which I have enclosed for your review. Your annual vacation benefit of three weeks will be tracked on a fiscal year basis.
- - As required by federal law, employment at DM Management is dependent upon providing documentation which proves your eligibility to work in the United States. Typically, this would include such items as driver's license, birth certificate, social security card, etc.






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Mr. John J. Hayes
May 7, 1996
Page 2


John, we look forward to having you join the team here at DM Management and to the contribution you will make to the overall continued success of the company!


                                    Very truly yours,



                                    Carol Maher
                                    Director of Corporate Services

CM/ple

Enclosure

Accepted and agreed:



- ------------------------------
John J. Hayes